EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-135114 and 333-135093) and Forms S-8 (Nos. 333-145272, 333-128909, 333-115482, 333-60666, 333-53114 and 333-80167) of Popular, Inc. our report dated February 29, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

S/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP San Juan, Puerto Rico February 29, 2008